                                   EXHIBIT 16




February 5, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  Life Financial Corporation
     File No. 0-22193

Dear Sir or Madam:

We have read Item 4 of Form 8-K of Life Financial Corporation dated January 30, 2002, and agree with the statements concerning our Firm contained therein.


Very truly yours,


/s/ GRANT THORNTON LLP



Irvine, California